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                                                                  EX-99.14(xiii)

                                  CONSENT OF
                      MORGAN STANLEY & CO. INCORPORATED





                                        September 25, 1997


Allied Capital Lending Corporation
1666 K Street, N.W.
Washington, DC 20006

Dear Sirs:

We hereby consent to the references to our firm name included in the Registration Statement of Allied Capital Lending Corporation ("Allied") on Form N-14, with respect to the shares of Common Stock, par value $0.0001 per share. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED



                                        By  /s/ KRISTEN S. HUNTLEY
                                          ------------------------------
                                          Kristen S. Huntley
                                          Managing Director